UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 6, 2009

XENACARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Florida	000-2836	20-3075747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14000 Military Trail, Suite 104, Delray Beach, Florida  33484

(Address of principal executive offices, including zip code)

561-496-6676
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 6, 2009, the board of directors of XenaCare Holdings, Inc. (the “Registrant” or the “Company”) increased the number of seats on the Company’s board of directors from four to five and appointed Rik Deitsch to fill the vacancy created by the additional seat. Mr. Deitsch shall serve as a director until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified.

Mr. Deitsch holds degrees in Chemistry and Biochemistry.  He is currently an Adjunct Professor at Florida Atlantic University and works with the development of pharmaceutical products in the research and development departments at Duke University and the Cleveland Clinic. Mr. Deitsch also teaches Continuing Educational Classes for educational updates for doctors at various institutions. Mr. Deitsch has developed nutrition products that have been licensed to major corporations. He is a published author and worldwide lecturer. He currently presents papers and speaks to the medical field and pharmaceutical companies at seminars and conferences. In addition to his duties as a member of the Company’s board of directors, he will advise the Company on product development, concentrating on developing the scientific rationale for products that are beneficial to a broad range of consumers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenaCare Holdings, Inc.

By:	/s/ Frank Rizzo
Name:	Frank Rizzo
Title:	President
Dated:	March 10, 2009